SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549


SCHEDULE 14A INFORMATION
Proxy Statement
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

WINSLOEW FURNITURE, INC.
(Name of Registrant as specified in its Charter)

WINSLOEW FURNITURE, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Parties:

(4)	Date Filed:

WINSLOEW FURNITURE, INC.



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 11, 1997




To the Shareholders of
WinsLoew Furniture, Inc.

       	The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, June 11, 1997, at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133, for the following purposes:

       	(1)	   To elect three members to the Company's Board of Directors to hold office until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

        (2) To consider and vote upon a proposal to approve the adoption of the Company's amended and restated 1994 Stock Option Plan; and

	       (3)	   To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements
               thereof.

        The Board of Directors has fixed the close of business on April 14, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

       	Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

	By Order of the Board of Directors


	Bobby Tesney
	President and Chief Executive Officer

Birmingham, Alabama
April 28, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.




1997 ANNUAL MEETING OF SHAREHOLDERS
OF
WINSLOEW FURNITURE, INC.

_____________________________

PROXY STATEMENT
_____________________________



DATE, TIME AND PLACE OF ANNUAL MEETING

       	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Wednesday, June 11, 1997, at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 28, 1997. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 201 Cahaba Valley Parkway, Pelham, Alabama, 35124 and its telephone number is (205) 403-0206.


INFORMATION CONCERNING PROXY

       	The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

	       The cost of preparing, assembling and mailing this Proxy Statement, the
        Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, officers and employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


PURPOSES OF THE MEETING

       	At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

(1) The election of three members to the Company's Board of Directors to serve until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2) A proposal to approve the adoption of the Company's amended and restated 1994 Stock Option Plan; and

(3) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

       	Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the three nominees for director named below. In the event that a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.


OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The Board of Directors has set the close of business on April 14, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,446,483 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

       	The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The proposal to approve the adoption of the Company's Amended and Restated 1994 Stock Option Plan will be approved if a majority of the shares of Common Stock voted on the matter are voted in favor of the proposal. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted against the matter, unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

	       Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" that are represented at the meeting (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against the proposal to approve the Amended and Restated 1994 Stock Option Plan. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the proposal to approve the Amended and Restated 1994 Stock Option Plan.

SECURITY OWNERSHIP

       	The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each "Named Executive Officer" of the Company (as defined below in "Executive Compensation Summary Compensation Table"), and (iv) all directors and executive officers of the Company as a group:

                                                 Beneficial Ownership
                                                 of Common Stock(2)
                                             ------------------------------
Name of Beneficial Owner(1)                  Number of Shares    Percentage
---------------------------                  ------------------------------



Earl W. Powell(3)(4)                             1,921,487        25.7%
Phillip T. George, M.D.(3)(5)                    1,851,252        24.8%
Trivest Group, Inc.(3)(6)                          908,455        12.2%
Trivest Special Situations Funds 1985,
        L.P.(3)(7)                                 542,816         7.3%
Heartland Advisors, Inc. (8)                       445,800         5.9%
R. Craig Watts (9)                                 155,737         2.1%
M. Miller Gorrie(10)                               132,450         1.8%
Bobby Tesney(11)                                   104,648         1.4%
Stephen C. Hess(12)                                 71,202           *
Vincent A. Tortorici, Jr. (13)                      35,821           *
Peter W. Klein(3)(14)                               20,725           *
James S. Smith(15)                                  20,500           *
Henry C. Cheek(16)                                  14,000           *
Peter C. Brockway(3)(17)                             5,000           *
Sherwood M. Weiser(18)                               6,675           *
William H. Allen, Jr.(19)                            4,050           *
Richard McLeod (20)                                    650           *

All directors and executive officers
  as a group (16 persons)(21)                    2,643,295        34.2%
______________________
(*)	Less than 1%

(1)	    Except as otherwise indicated below, the address of each beneficial owner is 201 Cahaba Valley Parkway, Pelham, Alabama 35124.

(2)	    Except as otherwise indicated below, all shares are owned directly and each person has sole voting and investment power with respect to all shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	    The beneficial owner's address is 2665 South Bayshore Drive, Suite 800,
        Miami, Florida 33133.

(4) 	   Includes 184,435 shares owned directly, 33,625 shares subject to
        exercisable options granted under the Company's stock   option plan,
        662,484 shares held of record by Trivest Fund I, Ltd., 245,971 shares held of record by Trivest Equity Partners I, Ltd. and 116,459 shares held of record by Trivest Principals' Fund 1988, of which Mr. Powell is a general partner, 542,816 shares owned of record by Trivest Special Situations Fund 1985, L.P. ("TSSF") (see note (7)), and 135,697shares owned of record by Trivest Annuity Fund, Ltd. ("Annuity Fund"). The General Partner of Annuity Fund is Trivest
        Plan Sponsor. Messrs. Powell and George are executive officers and directors of Trivest Plan Sponsor and beneficially own 100% of its outstanding capital stock.

(5)	    Includes 126,175 shares owned directly, 900 shares held of record by
        Dr. George as custodian for his minor children under the Florida Uniform Gifts to Minors Act as to which Dr. George disclaims beneficial ownership, 20,750 shares subject to exercisable options under the Company's stock option plan, 662,484 shares held of record by Trivest Fund I, Ltd., 245,971 shares held of record by Trivest Equity Partners I, Ltd. and 116,459 shares held of record by Trivest Principals' Fund 1988, of which Dr. George is a general partner, 542,816 shares owned of record by TSSF (see note (7)), and 135,697 shares owned of record by Annuity Fund. The General Partner of Annuity Fund is Trivest Plan Sponsor. Messrs. Powell and George are executive officers and directors of Trivest Plan Sponsor and beneficially own 100% of its outstanding capital stock.

(6)	    Trivest Group, Inc. serves as the sole general partner of Trivest 1988
        Fund Managers, Ltd., which in turn is the sole general partner of
        (i) Trivest Fund I, Ltd., a privately held investment partnership that holds of record 662,484 shares of Common Stock, and (ii) Trivest Equity Partners I, Ltd., a privately held investment partnership that holds of record 245,971 shares of Common Stock, Messrs. Powell and George are executive officers and directors of Trivest Group, Inc.
        and beneficially own 100% of its outstanding capital stock.

(7)	    The general partner of TSSF is Trivest Associates, L.P. ("Associates"), a Florida limited partnership whose general partner is Trivest, Inc.
        Messrs. Powell and George are executive officers and directors of
        Trivest, Inc. and beneficially own 100% of its outstanding stock.
        Messrs. Powell and George are also limited partners of Associates.

(8)    	The address for Heartland Advisors, Inc.  is 790 North Milwaukee
        Street, Milwaukee, Wisconsin 53202.

(9)    	Includes 110,562 shares owned directly and 45,175 shares subject to exercisable options granted under the Company's Stock Option Plan. Mr. Watts' address is 1801 N. Andrews Extension, Pompano Beach, Florida 33061.

(10)   	Includes 45,750 shares owned directly and 8,000 shares subject to exercisable options granted under the Company's stock option plan and 78,700 shares owned by Brasfield & Gorrie, General Contractors, Incorporated. Mr. Gorrie's address is c/o Brasfield and Gorrie, 729 South 30th Street, Birmingham, Alabama 35223.

(11)	   Includes 49,648 shares owned directly and 55,000 shares subject to exercisable options granted under the Company's stock option plan.

(12)	   Includes 31,202 shares owned directly and 40,000 shares subject to exercisable options granted under the Company's stock option plan.

(13)	   Includes 15,821 shares owned directly and 20,000 shares subject to exercisable options granted under the Company's stock option plan.

(14)	   Represents 20,725 shares subject to exercisable options granted under the Company's stock option plan.

(15)	   Includes 12,500 shares owned directly and 8,000 shares subject to exercisable options granted under the Company's stock option plan. Mr. Smith's address is Suite 916, 10 Rockefeller Plaza, New York, New York 10020.

(16)	   Includes 6,000 shares owned directly and 8,000 shares subject to exercisable options granted under the Company's stock option plan. Mr. Cheek's address is 3713 Fairway Drive, DCBE, Granbury, Texas 76049.

(17)	   Represents 5,000 shares subject to exercisable options granted under the Company's stock option plan.

(18)	   Represents 3,675 shares held by Mr. Weiser's wife and 3,000 shares subject to exercisable options granted under the Company's Stock Option Plan. Mr. Weiser's address is 3250 Mary Street, 5th Floor, Miami, Florida 33133.

(19)	   Represents 1,050 shares owned directly and 3,000 shares subject to exercisable options granted under the Company's Stock Option Plan. Mr. Allen's address is Nations Bank South, 200 S.E. 1st Street,
        Suite 800, Miami, Florida 33131.

(20)	   Mr. McLeod's address is 205 Mill Drive, Cookeville, Tennessee 38501.

(21)	   Includes an aggregate of 274,375 shares subject to exercisable options granted under the Company's stock option plan, 1,024,914 shares owned of record by Trivest Fund I, Ltd., Trivest Equity
        Fund I, Ltd., and Trivest Principals' Fund 1988 and 678,513 shares owned of record by TSSF and Annuity Fund. See notes (4), (5), (6), and (7).


Compliance with Section 16(a) of the Securities Exchange Act of 1934

       	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

       	To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing with respect to the Company's 1996 fiscal year were timely made except for the Form 4 required to be filed by Atlantis Plastics, Inc.
        (see "Certain Transactions" Repurchase of stock from Atlantis Plastics, Inc.) which was filed after the original due date thereof, although relevant information as to such repurchase was included in press releases issued by both Atlantis Plastics, Inc. and the Company at the time of the repurchase.



ELECTION OF DIRECTORS; DIRECTOR NOMINEES

       	The Company's Articles of Incorporation provide that the Company's
        Board of Directors shall consist of not less than seven nor more than thirteen members, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board has fixed the number of directors on the Board at ten for the ensuing year.

       	The Company's Articles of Incorporation divide the Board of Directors into three classes (Classes I, II and III). The term of office of Class III directors expires at the Annual Meeting. The current directors of the Company and their respective classes and terms of office are as follows:

     Director                 Class                Term Expires At
---------------------         -----           -----------------------
Earl W. Powell                  I               1998 Annual Meeting
William H. Allen, Jr.		         I             		1998 Annual Meeting
James S. Smith                  I               1998 Annual Meeting

Phillip T. George, M.D.		       II		            1999 Annual Meeting
Peter W. Klein                  II              1999 Annual Meeting
Bobby Tesney                    II              1999 Annual Meeting
Sherwood M. Weiser	            	II		            1999 Annual Meeting

Peter C. Brockway		             II		            1997 Annual Meeting
Henry C. Cheek                  III             1997 Annual Meeting
M. Miller Gorrie		              III	           	1997 Annual Meeting


       	Accordingly, three Class III directors are to be elected at the Annual Meeting, for a term expiring at the Company's 2000 Annual Meeting of Shareholders. The Company's current Class III directors, Messrs. Brockway, Cheek and Gorrie have been nominated by the Board to be re-elected as Class III directors at the Annual Meeting. The Board of Directors has no reason to believe that any of such nominees will refuse or be unable to accept election; however, in the event that any of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees and for such other replacement nominees as may be designated by the Board of Directors.



MANAGEMENT

Executive Officers and Directors

	The executive officers and directors of the Company are as follows:

        Name                    Age                   Position
------------------------        ---     ---------------------------------------
Earl W. Powell                  58      Chairman of the Board
Bobby Tesney                    52      President, Chief Executive Officer
                                                and Director
R. Craig Watts                  43      Executive Vice President
                                                - Contract Seating
Stephen C. Hess                 48      Executive Vice President
                                                - Casual Furniture
Richard McLeod                  47      Executive Vice President
                                                - Futons
Vincent A. Tortorici, Jr.	      43	     Vice President
                                                and Chief Financial Officer
Phillip T. George, M.D.         57      Director
Peter C. Brockway               40      Director
Peter W. Klein                  41      Director
William H. Allen, Jr.           61      Director
Sherwood M. Weiser              66      Director
M. Miller Gorrie                61      Director
James S. Smith                  68      Director
Henry C. Cheek                  71      Director


       	The Company was formed in September 1994, and in December 1994 the Company merged with each of Winston Furniture Company, Inc. ("Winston") and Loewenstein Furniture Group, Inc. ("Loewenstein"). Each of the Company's directors and executive officers were also directors or officers of Winston and/or Loewenstein, as described below. Prior to the merger, each of Winston and Loewenstein were publicly held corporations whose common stock traded on the NASDAQ National Market.

	       Mr. Powell, Chairman of the Board of the Company since October 1994, serves as President and Chief Executive Officer of Trivest, Inc.
        ("Trivest"), a private investment firm specializing in management services and acquisitions, dispositions and leveraged buyouts, which was formed by Messrs. Powell and George in 1981.  Mr. Powell has also served as Chairman of the Board of Atlantis Plastics, Inc., an American
        Stock Exchange company whose subsidiaries are engaged in the plastics industry ("Atlantis"), since founding that company in February 1984, as
        Chief Executive of Atlantis from its organization until February 1995 and as President of Atlantis from November 1993 to February 1995.
        Mr. Powell has served as Chairman of the Board of Biscayne Apparel,
        Inc., an American Stock Exchange company whose principal subsidiaries are engaged in the apparel industry ("Biscayne"), since October 1985 and presently serves as President and Chief Executive Officer of
        Biscayne.  Mr. Powell also served as Chairman of the Board of Winston from December 1988 to December 1994, Chairman of the Board of
        Loewenstein from February 1985 to December 1994 and as Loewenstein's
        President and Chief Executive Officer from May 1994 to December 1994.
        From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick,
        Certified Public Accountants ("Peat Marwick"), where his positions included serving as managing partner of Peat Marwick's Miami office.

	       Mr. Tesney, President, Chief Executive Officer and a director of the
        Company since October 1994, served as President, Chief Executive
        Officer and a director of Winston from December 1993 to December 1994,
        General Manager of Winston from 1985 to December 1993 and as Senior
        Vice President-Operations of Winston from January to December 1993.
        Mr. Tesney also served as Vice President of Winston from 1979 until
        January 1992.

       	Mr. Watts, Executive Vice President-Contract Seating of the Company since October 1994, served as a director of Loewenstein from December 1990 to December 1994, and was appointed Loewenstein's Executive Vice President-Contract Seating in May 1993, after serving as Vice President since May 1991. Mr. Watts also serves as the President and Chief Operating Officer of the Company's Loewenstein and Gregson divisions, and has served in a number of management positions since joining Loewenstein in April 1981.

	       Mr. Hess, the Company's Executive Vice President-Casual Furniture since October 1994, served as Winston's Executive Vice President from December 1993 to December 1994, Winston's Senior Vice President -Marketing and Sales from January 1992 to September 1993, and as Winston's Vice President-Marketing and Sales from January 1983 until January 1992.

        Mr. McLeod was appointed the Company's Executive Vice President Futons in December, 1995. Prior to joining the Company in September 1995,
        Mr. McLeod served as Vice President of Manufacturing for American of Martinsville and American Drew, both divisions of Ladd Furniture Company, from 1992 to October 1995; Vice President of Manufacturing for GF Furniture from 1988 to 1992; and Vice President of Operations and General Manager for Corry Hiebert, a division of Hon industries, an office furniture manufacturer traded on the New York Stock Exchange, from 1985 to 1988.

       	Mr. Tortorici, the Company's Vice President and Chief Financial Officer since October 1994, served as Winston's Vice President-Finance and Administration and Chief Financial Officer from March 1988 to December 1994. Mr. Tortorici is a certified public accountant and was employed by Arthur Andersen & Co. from 1976 until March 1988.

        Dr. George, a director of the Company since October 1994, served as a director of Winston from October 1989 to December 1994 and as a director of Loewenstein from February 1985 to December 1994. Dr. George also serves as the Chairman of the Board of Trivest and as the Vice Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Atlantis and as a director of Biscayne. Dr. George's executive position with Trivest has been his principal occupation since retiring from the private practice of plastic and reconstructive surgery in February 1986.

       	Mr. Brockway, a director of the Company since October 1994, served as a director of Winston from December 1988 to December 1994. Mr. Brockway has served as an executive officer of Trivest since September 1986 and is presently Managing Director and Executive Vice President.

       	Mr. Klein, a director of the Company since October 1994, served as a director of Winston from December 1988 to December 1994 and as a director of Loewenstein from May 1993 to December 1994. Mr. Klein has served as an executive officer of Trivest since May 1986 and is presently Senior Vice President, Managing Director and General Counsel of Trivest. Prior to joining the Trivest, Mr. Klein practiced law in Chicago, Illinois and Cleveland, Ohio.

       	Mr. Allen, a director of the Company since October 1994, served as a director of Loewenstein from September 1993 to December 1994. Mr. Allen serves as Vice Chairman of NationsBank South, and served as Chairman of the Board and Chief Executive Officer of Intercontinental Bank, a NASDAQ National Market company headquartered in Miami, Florida, since April 1987 until its merger with NationsBank South in December 1994.
        Mr. Allen also serves as a director of American Bankers Insurance
        Group, a NASDAQ National Market company headquartered in Miami,
        Florida and Decorator Industries, Inc., traded on the American Stock Exchange, headquartered in Hollywood, Florida.

       	Mr. Weiser, a director of the Company since October 1994, has been since 1970 the Chairman of the Board, President and Chief Executive Officer of CHC International, Inc., a leading hotel and casino development and management company that does business as "Carnival Hotels and Casinos," and its predecessors. Mr. Weiser also serves as a director of Carnival Corporation, a cruise line traded on the New York Stock Exchange.

       	Mr. Gorrie, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994 and from May 1986 to December 1988. Mr. Gorrie has been President of Brasfield & Gorrie General Contractor, Inc., a diversified general contractor based in Birmingham, Alabama, since 1964. Mr. Gorrie also serves as a director of AmSouth Bancorporation, a New York Stock Exchange company which is the holding company of AmSouth Bank of Alabama.
        Mr. Gorrie is a director of Colonial Properties Trust, a real estate investment trust traded on the New York Stock Exchange.

       	Mr. Smith, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994, and as a director of Biscayne from June 1986 to February 1992. Mr. Smith has been engaged in private investment activities as his principal occupation for more than the prior five years. Mr. Smith served as Executive Vice President of Stephens, Inc., an investment banking firm based in Little Rock, Arkansas, from January 1985 until May 1987.
        Mr. Smith has also served as President of the Arnold D. Frese Foundation since March 1979.

       	Mr. Cheek, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994. Mr. Cheek has been engaged in private investment activities as his principal occupation for more than the prior five years. From 1951 until his retirement in 1984, Mr. Cheek was Vice President of U.S. Industries, Inc., a diversified holding company and served as Chief Executive Officer of its Furniture Group. Mr. Cheek served as a director of Winston from May 1987 through December 1988.

Meetings and Committees of the Board of Directors

       	During 1996, the Board of Directors held three meetings and took certain actions by written consent. During 1996, except for Mr. Weiser, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number meetings of committees of the Board of Directors held during the period he served on such committees.

       	The Board of Directors has established three standing committees:
        (1) the Executive Committee, (2) the Audit Committee, and (3) the Compensation Committee.

        Messrs. Powell, George and Tesney are members of the Executive Committee, which took certain actions by unanimous written consent during 1996. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.

       	During 1996, Messrs. Smith, Allen and Weiser served as members of the Compensation Committee. The Compensation Committee held one meeting during 1996. Mr. Smith is Chairman of the Compensation Committee. The authority and responsibilities of the compensation Committee include
        (i) establishing compensation policies with respect to the Company's executive officers, (ii) making recommendations to the full Board on compensation actions involving the Company's executive officers, including actions regarding salary, bonus and employment agreements,
        (iii) approving long term incentive awards for executive officers, and (iv) administering the Company's stock option plan and other incentive and long-term compensation plans maintained by the Company from time to time.

       	During 1996, Messrs. Gorrie and Cheek served as members of the Audit Committee. The Audit Committee did not have any meetings during 1996. Mr. Gorrie is Chairman of the Audit Committee. The authority and responsibilities of the Audit Committee include (i) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (ii) reviewing the plan and scope of audits,
        (iii) reviewing the Company's significant accounting policies and internal controls, and (iv) having general responsibility for all related auditing matters.




EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer, and each of the Company's other executive officers whose total 1996 salary and bonus from the Company was $100,000 or more (the Chief Executive Officer and such other executive officers are referred to herein as the "Named Executive Officers"). Except as disclosed in the footnotes, the table does not include any 1994 compensation paid by Winston or Loewenstein prior to the Company's merger with Winston and Loewenstein in December 1994.

                                                                                 Long Term
                                          Annual Compensation                   Compensation
                             ---------------------------------------------     ---------------
                                                                 Other                 Securities
                                 Fiscal                          Annual                Underlying
Name and Principal Position      Year    Salary(2)    Bonus      Compensation (1)      Options
---------------------------      ------  ---------    --------   ------------     ---------------
Bobby Tesney                      1996   $216,400     $162,300    $28,240                   -
President and Chief               1995    200,000      127,500          -              50,000
   Executive Officer              1994      7,363(2)   129,579          -              35,000(3)


Steven C. Hess                    1996    178,218      133,663     18,606                   -
Executive Vice President          1995    165,000      100,000          -              25,000
   - Casual Furniture             1994      7,069(2)   104,579          -              30,000(3)


Vincent A. Tortorici, Jr.         1996    129,900       64,950      8,718                   -
Vice President and Chief          1995    120,000       51,000          -              25,000
   Financial Officer              1994      5,567(2)    26,884          -              10,000(3)


R. Craig Watts                    1996    166,138      121,103     20,357                   -
Executive Vice President          1995    150,052       40,506          -              25,000
   - Contract Seating             1994      8,305(2)    46,985          -              35,175(3)


Richard McLeod                    1996    129,536            -      2,019                   -
Executive Vice President          1995     22,115(4)         -          -                   -
   - Futons

________________________

(1)	    "Other Annual Compensation" represents amounts paid by the Company on behalf of the Named Executive Officer under the Company's Non-Qualified Supplemental Executive Retirement Plan established in October 1996.
        Under the terms of this Plan, selected employees make after-tax contributions of their salary to one or more investment alternatives vailable under such Plan, and the Company then matches the amount (up to 10% of compensation) on an after-tax basis depending on the employee's length of service up to 50%, for 15 or more years of continuous service, of the employee's contributions. The employee is vested at all times in the deferred compensation and is vested immediately in the matching contribution.

(2)    	Mr. Tesney's and Mr. Hess's and Mr. Tortorici's 1994 salary paid by
        Winston prior to Winston's merger with the Company in December 1994 was $120,262, $115,451 and $90,933, respectively. Mr. Watts' 1994 salary paid by Loewenstein prior to the merger was $135,656.

(3)	    These options were granted in connection with the Company's merger with Winston and Loewenstein as replacements for options for Winston or Loewenstein shares held by the Named Executive Officers prior to the merger.

(4) 	   Mr. McLeod commenced employment with the Company in September, 1995.

Option Grants Table

       	There were no stock options granted in 1996.

Aggregated 1996 Fiscal Year-End Option Value Table

       	The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 1996. No stock options were exercised by such persons during 1996.

                                          Number of                       Value of
                                    Securities Underlying                Unexercised
                                     Unexercised Options             In-the-Money Options
                                     at December 31, 1996            at December 31, 1996
                                -----------------------------   -----------------------------
                                Exercisable     Unexercisable   Exercisable     Unexercisable
                                -----------     -------------   -----------     -------------
Bobby Tesney                      45,000          40,000           $32,500         $130,000
Stephen C. Hess                   35,000          20,000            16,250           65,000
Vincent A. Tortorici, Jr.         15,000          20,000            16,250           65,000
R. Craig Watts                    40,175          20,000            56,885           65,000


401 (k) Plan

       	Effective January 1, 1997, the WinsLoew Furniture, Inc. 401 (k) Plan was established. Employees of the Company and its subsidiaries are eligible to participate in the Plan following the later to occur of
        (i) the employee's completion of one year of service or (ii) the employee's 21st birthday. Eligible employees may make a salary reduction contributions to the Plan on a pre- tax basis. For each calendar year, the Company and the other participating employers may make matching contributions to the Plan based on a discretionary matching percentage to be determined each year by the Company. In addition, the Company and the other participation employers may make a discretionary profit sharing contribution to the plan on behalf of each participant who completes more than 500 hours of service during the year or who is employed on the last day of the year. This latter contribution is allocated proportionately based on each participants compensation. An employee's vested benefits are payable upon his retirement, death, disability, or other termination of employment or upon his attainment of age 59-1/2. An employee is always fully vested in his account balance attributable to his own contributions to the Plan. The employee's interest in the account attributable to his employers contributions and earnings thereon becomes fully vested upon the earlier of his attainment of his normal retirement date (age 65), his death, his permanent and total disability, or his completion of six years of service. If an employee terminates employment for reasons other than retirement, death, or disability, his vested interest is based on a graduated vesting schedule which provides for 20% vesting after two years of service and 20% for each year thereafter. Nonvested amounts are forfeited.


Long Term Incentive and Pension Plans

      	The Company has no Long Term Incentive or Pension Plans.


Compensation of Directors

      	 During 1996 and during the first quarter of 1997, the Company paid each director who was neither an employee of the Company nor Trivest an annual retainer of $10,000, an additional retainer of $2,500 for serving on the Compensation Committee, a $500 fee for each meeting of the Board of Directors attended and, unless held on the same day as a Board meeting, $500 for each committee meeting attended. The Company also reimburses all directors for expenses incurred in connection with their activities as directors.

       	Additionally, prior to 1997, on March 31 of each year, each director who was neither an employee of the Company nor Trivest received automatic grants of options to purchase 5,000 shares of Common Stock pursuant to the Company's 1994 Stock Option Plan. Such options became exercisable at the rate of 20% on each anniversary of the date of grant, and had an exercise price equal to the fair market value of Common Stock on the date of grant. The unexercised portion of any such option will terminate upon the earliest to occur of the following: (i) the expiration of 10 years from the date of grant of the option, (ii) twelve months after the date on which the optionee ceases to be a director by reason of the death of the optionee, or (iii) three months after the optionee ceases to be a director for any other reason. In addition, each other director of the Company was eligible to receive discretionary grants of options pursuant to such plan. These automatic grants were terminated in connection with the adoption of the Amended and Restated 1994 Stock Option Plan by the Board of Directors in February 1997.

        The Board of Directors approved new compensation policies effective April 1, 1997. Directors who are neither employees of the Company nor Trivest are paid a $2,500 cash fee for each meeting attended in person and a $500 cash fee for each meeting attended by telephone. In addition, each member of the Compensation Committee receives a $2,500 annual retainer, payable quarterly in advance.



Employment Contracts, Termination of Employment and Change in Control
Arrangements

       	Effective January 1, 1995, the Company entered into five-year employment agreements with each of Messrs. Tesney, Watts, Hess and Tortorici. The employment agreements provide for the Company to pay Messrs. Tesney, Watts, Hess and Tortorici base salaries of $200,000, $150,000, $165,000 and $120,000, respectively (base year 1995), in each case subject to annual cost of living adjustments. Such employment agreements also provide for annual incentive compensation payments of up to 75% of the executive's then base salary (50% in the case of Mr. Tortorici) based on the operating earnings (adjusted to exclude the effect of goodwill amortization) of (i) the Company, in the case of Messrs. Tesney and Tortorici, (ii) the Company's Contract Seating divisions, in the case of Mr. Watts,) and (iii) the Company's Casual Furniture divisions, in the case of Mr. Hess. None of such officers will receive any incentive compensation payment under his employment agreement for any particular year unless the relevant operating earnings for such year are at least 75% of the "target earnings" for such year. Each employment agreement also provides that the executive will receive six months base salary if his employment is terminated without "cause" (as defined), and prohibits the executive from directly or indirectly competing with the Company for one year after termination of his employment (six months if he is terminated by the Company without "cause"). Such employment agreements were approved by the Compensation Committee of the Company's Board of Directors.

	       Effective, September 1, 1995, the Company entered into a five-year employment agreement with Richard W. McLeod. The employment agreement provides for the Company to pay Mr. McLeod a base salary of $115,000, (base year 1995) subject to annual cost of living adjustments. Such employment agreement also provides for annual incentive compensation payments of up to 15% of the executive's then base salary based on the operating earnings (adjusted to exclude the effect of goodwill amortization) of the Company's Futon and Southern Wood Divisions.
        Mr. McLeod will not receive any incentive compensation payment under his employment agreement for any particular year unless the relevant operating earnings for such year are at least 75% of the "target earnings" for such year. The employment agreement also provides that Mr. McLeod will receive three months base salary if his employment is terminated without "cause" as defined), and prohibits Mr. McLeod from directly or indirectly competing with the Company for one year after termination of his employment (six months if he is terminated by the Company).

Compensation Committee Interlocks and Insider Participation

       	Mr. Powell, the Company's Chairman, also serves on the Board of Directors of CHC International, Inc., a hotel and casino development and management company. Mr. Weiser, a director and member of the Compensation Committee of the Board of Directors, serves as Chairman of the Board, President and Chief Executive Officer of CHC International, Inc. See "Management."

Compensation Committee Report on Executive Compensation

       	The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. The components of such compensation programs include a base salary and annual bonus, a supplemental nonqualified retirement plan and a stock option plan designed to provide long-term incentives.

	       In November 1994, the Compensation Committee approved the Company's employment agreements with each of Messrs. Tesney, Watts, Hess and Tortorici. Compensation pursuant to such agreements commenced in January 1995. In September 1995, the Compensation approved the
        Company's employment agreement with Mr. McLeod. The agreements provide for, among other things, annual incentive compensation payments, the amounts of which are directly related to earnings of the Company or specified divisions of the Company. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" for a description of the terms of such agreements.

       	The Company's stock option plan is administered by the Compensation Committee (with respect to all eligible persons except directors) and is designed to attract and retain executive officers and other employees of the Company and its subsidiaries, and to reward them for their successful efforts to deliver growth in value to the Company's shareholders. The stock option plan provides for discretionary grants of options to selected eligible persons, directors and consultants to the Company. In 1996, there were no grants of stock options under the plan.

                	WILLIAM H. ALLEN, JR.
	                JAMES S. SMITH
	                SHERWOOD M. WEISER


PERFORMANCE GRAPH

       	The following graph compares the cumulative total shareholder returns on the Company's Common Stock, based on the market price of Common Stock from December 19, 1994 (the date upon which public trading of the Common Stock commenced) through December 31, 1996, with (i) the NASDAQ market index, and (ii) the Media General Furniture and Home Furnishings Index.


Comparison of Cumulative Total Return

                              12/19/94    06/30/95    12/29/95    06/28/96   12/31/96
WinsLoew Furniture, Inc.        100         84.78      102.17      100.00     169.57
Nasdaq Stock Market Index       100         98.58      102.22      119.43     126.19
Media General Furniture and
     Home Furnishings Index     100        112.63      124.48      139.88     150.50



Notes:
A. The points represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the last day of the month is not a trading day, the preceding day is used.
C. The index level for all series was set 100.0 on 12/19/94, the first trading day for the Common Stock of WinsLoew Furniture, Inc.

CERTAIN TRANSACTIONS

       	Investment Services Agreement. In December 1994, the Company entered into a ten-year Investment Services Agreement with Trivest (the "Investment Services Agreement), pursuant to which Trivest provides corporate finance, strategic and capital planning and other management advice to the Company, including (i) conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals, (ii)providing reports to the Company with respect to the value of its assets, and (iii) rendering advice with respect to acquisitions, dispositions, financings and refinancings. Pursuant to the Investment Services Agreement, Trivest receives a base annual fee of $500,000, (base year 1994) subject to cost-of-living increases.
        In addition, for each additional business acquired by the Company, Trivest's base compensation will generally be increased by the greater of (i) $100,000, and (ii) the sum of 5% of the additional business's projected annual earnings before income taxes, interest expense and amortization of goodwill ("EBITA") for the fiscal year in which it is acquired up to $2.0 million of EBITA, plus 3.5% of EBITA in excess of $2.0 million. Moreover, subject to the approval of the Company's board (including a majority of disinterested directors), for each acquisition or disposition of any business operation by the Company introduced or negotiated by Trivest, Trivest will generally receive a fee of up to 3% of the purchase price. The Company paid Trivest $603,660 for services rendered under the Investment Services Agreement during 1996.

	       Trivest Legal Department. Trivest maintains an internal legal department. The Trivest legal department accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1996, the company paid Trivest $23,171 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1996 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

	       Repurchase of Stock from Atlantis Plastics, Inc.  On December 21, 1996, the Company repurchased 933,540 shares of the Company's Common Stock held by Atlantis Plastics, Inc.  Atlantis is controlled by affiliates of Trivest, Inc. and Messrs. Powell and George, directors of the
        Company, are directors and executive officers of Atlantis.  The foregoing shares were initially acquired by Atlantis on April 10, 1991 in connection with the sale of  certain furniture operations by
        Atlantis to a subsidiary of Loewenstein Furniture Group, Inc.  In
        December 1994, the Company was formed by the merger of Loewenstein
        Furniture Group, Inc. and Winston Furniture, Inc. with and into the
        Company.  In connection with the Merger, Atlantis' Loewenstein Furniture
        Group shares were converted into the foregoing shares of common stock of the Company.  The Company repurchased these shares for a purchase price of $10 per share.  The purchase price was determined by negotiation between management of Atlantis and management of the Company and was approved by a majority of the independent directors of the
        Company; i.e., directors who are neither employees of the Company or directors or officers of Trivest, Inc.

APPROVAL OF AMENDED AND RESTATED 1994
STOCK OPTION PLAN

       	The following resolution will be considered at the Annual Meeting:

RESOLVED, that the amended and restated 1994 Stock Option Plan of the Company, as adopted by the Board of Directors of the Company (subject to shareholder approval) on January 23, 1997, in the form of Appendix A of the proxy statement for the 1997 Annual Meeting of Shareholders, is hereby approved.

General

       	The Company's Board of Directors and shareholders initially adopted the Company's 1994 Stock Option Plan ('the Plan") in October 1994. On January 23, 1997, the Board of Directors adopted a resolution amending and restating the Plan, subject to the approval of the Company's shareholders at the 1997 Annual Meeting.

       	The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, the discretionary granting of incentive or nonqualified stock options to purchase Common Stock to persons selected by the administrators of the plan from the class of all regular employees of the Company (including directors and officers who are regular employees), non-employee directors, and consultants to the Company, which class presently consists of approximately 1200 persons. The Plan also provides for loans to participants to finance the exercise of options and the payment of taxes in connection therewith, and the use of already owned Common Stock as payment of the exercise price for options granted under the Plan.

       	The principal reason for amending and restating the Plan is to ensure that awards under the Plan will continue to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). That section, which became law in 1994, generally disallows a tax deduction for certain compensation over $1 million paid, or otherwise taxable, to persons named in the Summary
        Compensation Table and employed by the Company at the end of the year for which the deduction is claimed. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

        Another reason for amending and restating the Plan is to eliminate the "formula grant" provisions of the Plan which, prior to the amendment and restatement, provided for automatic grants of stock options to certain non-employee directors of the Company on each March 31. See "Executive Compensation -- Compensation of Directors". These "formula grant" provisions were incorporated into the Plan in order to comply with certain exemption provisions under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), at the time the Plan was initially adopted. Such provisions exempt certain transactions involving the grant and exercise of stock options under the Plan (as well as the sale of the underlying shares of Common Stock) by directors, executive officers and principal shareholders of the Company from the short-swing profit recovery provisions of Section 16 of the Exchange Act. In August 1996, changes to Rule 16b-3 became effective which eliminated the necessity of the Plan's "formula grant" provisions in order for the Plan to be eligible for certain Rule 16b-3 exemptions.

       	A summary of the material amendments to the amended and restated Plan is set forth below, followed by a description of the entire Plan, as amended and restated. The full text of the amended and restated Plan is annexed to this Proxy Statement as Appendix A, and the following summaries are qualified in their entirety by reference to Appendix A. The bold face portions of the Plan reflect the proposed amendments to be voted on at the Annual Meeting.

	Summary of Plan Changes

	1.	            Compliance With Section 162(m) of the Code.  The Plan was
                initially adopted before the adoption of final regulations under Section 162(m) of the Code and therefore was not
                specifically designed to meet the requirements of those
                regulations.  Certain limits and other requirements are added to the Plan to ensure that awards of options may qualify as performance-based compensation for the purposes of Section
                162(m). Under the amendment and restatement, an overall limit of 450,000 shares is set for awards of options to any individual under the Plan. The purpose of this limit is to help ensure that the company's tax deductions for compensation expense under the
                Plan are not limited by Section 162(m) of the Code. Section
                162(m) can limit the deductibility of compensation expenses over $1 million with respect to certain executives in certain circumstances.

	2.	            Elimination of Formula Grant Provisions. In August 1996,
                changes to Exchange Act Rule 16b-3 became effective,
                eliminating the necessity of the Plan's "formula grant"
                provisions in order for the Plan to be eligible for certain
                Rule 16b-3 exemptions. Accordingly, the Plan no longer provides for automatic grants of options to non-employee directors.
                Under the amended and restated Plan, the Committee or the Board of Directors may grant options to directors who are not
                employees of the Company or its subsidiaries or to other
                persons who are eligible to receive grants under the Plan. In addition, in connection with the changes described in this paragraph and the preceding paragraph, the Plan was amended to
                (i) provide that the Committee of directors administering the
                Plan be comprised of "outside directors" (as required for
                compliance with Section 162(m) and the amended Rule 16b-3), rather than "disinterested directors" (as required under the old Rule 16b-3), and (ii) enable the Board of Directors or the
                Committee to amend, suspend or terminate the Plan from time to time without shareholder approval; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m)
                of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or traded.

	3.	            Incorporation of Provisions Regarding Exercisability of Options
                and Termination of Option Period in Option Agreements. The Plan
                as initially adopted provides that each outstanding option automatically becomes exercisable in the event of certain
                transactions, including certain changes in control of the
                Company, certain mergers and reorganizations, and certain
                dispositions of substantially all of the Company's assets.
                In addition, the Plan as initially adopted contains provisions governing the automatic termination of the option period for unexercised options upon the occurrence of certain events, such as the death, disability or termination of employment of an optionee.  These provisions have been removed from the amended and restated Plan, which now provides that the Committee which administers the Plan or the Board of Directors may incorporate in the written option agreement governing each specific grant of options under the Plan (the "Option Agreement") provisions governing when options granted under the Plan shall become exercisable and when the unexercised portion of any option shall become null and void.

	4.	            Eligibility of Consultants.  Pursuant to the amendments to the
                Plan, persons who provide consulting or other services as
                independent contractors to the Company will also be eligible to receive options under the Plan. The Company currently has one consultant that is not an employee, and the Company has not granted options to  such person as of the date of this Proxy
                Statement.

Summary of Plan as Amended and Restated

       	The Plan limits the total aggregate number of options that any one person can receive under the Plan to options for 450,000 shares of Common Stock.

       	The Plan provides that it shall be administered by a committee consisting of not less than two directors designated by the Board of Directors (the "Committee"), which directors shall be "outside directors" (i.e., a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "non-employee director" under Rule 16b-3). However, the Plan provides that the Board of Directors may grant options to directors who are not employees of the Company or its subsidiaries or to other persons who are eligible to receive grants under the Plan. The Board has designated its Compensation Committee to administer the Plan.

       	Both the Board and the Committee have the power to determine the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, both the Committee and the Board have the power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the plan, and all persons or entities claiming by or through such persons.

       	An aggregate of 1,500,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

Options Granted Under the Plan

       	In December 1994 each of Winston and Loewenstein merged with and into the Company. Pursuant to the merger agreement among the Company, Winston and Loewenstein, all of the outstanding stock options under the respective stock option plans of Winston and Loewenstein (the "Original Options") were replaced with comparable options under the Plan ("Replacement Options"). Each Replacement Option was issued for the number of shares of Common Stock equal to the number of shares subject to the Original Option it replaced multiplied by the applicable Winston or Loewenstein stock exchange ratio for the merger (the "Exchange Ratio'), at an exercise price per share of Common Stock equal to the exercise price of the Original Option divided by the applicable Exchange Ratio. The Exchange Ratio for Winston was 1.0 and the Exchange Ratio for Loewenstein was 1.05. All Replacement Options were granted effective as of December 16, 1994 and are fully exercisable. An aggregate of 518,075 Replacement Options were issued in connection with the merger to an aggregate of 46 persons. The closing per-share market price of Common Stock on December 19, 1994 (the first business day following the grant of the Replacement Options) was $5.75, as reported on the Nasdaq National Market System. Each Replacement Option has the same expiration date as the Original Option it replaced (the expiration dates range from June 1, 2003 to May 18, 2004).

       	On March 17, 1995, options for an aggregate of 275,000 shares of Common Stock were granted to an aggregate of 16 persons. All such options have an exercise price of $6.00 per share, a term of 10 years and become exercisable at the rate of 20% per year on each anniversary of the date of grant. The closing market price for a share of Common Stock on March 17, 1995 was $6.00 per share, as reported on the Nasdaq National Market System.

	       On January 23, 1997, options for an aggregate of 22,500 shares of Common Stock were granted to the Company's nine non-employee directors, subject to shareholder approval of the amended and restated Plan at the 1997 Annual Meeting. All such options have an exercise price of $11.13 per share, a term of 10 years and become exercisable at the rate of 20% per year on each anniversary of the date of grant. The closing market price of the Common Stock on January 23, 1997 was $11.50 per share, as reported on the Nasdaq National Market System.






The table below indicates, as of March 31, 1997, certain information about options that have been granted under the Plan to the persons and groups indicated:

                                 Aggregate Number          Value of Options at
Option Grantees                 of Options Granted         March 31, 1997 (1)


Bobby Tesney
    President and
    Chief Executive Officer            85,000                 $128,125

Stephen C. Hess
    Executive Vice President
    -Casual Furniture                  55,000                   64,062

Craig Watts
    Executive Vice President
    - Contract Seating                 60,175                   93,868

Vincent A. Tortorici
     Vice President and
     Chief Financial Officer           35,000	                  64,062

All current executive officers
     as a group ( 5 persons)          235,175                  350,117

All current directors who are
    not executive officers
    as a group ( 9 persons)           167,625                  196,418


All employees as a group, other
    than executive officers
    ( 24 persons)                     258,575                  228,836
_____________________

(1) For purposes of this table, the value of each option equals the amount, if any, by which the closing market price of a share of Common Stock on March 31, 1997 ($8.56) exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not.


       	The Company's management believes that options granted under the Plan will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom discretionary grants of options are to be made are to be determined from time to time by the Committee or the Board in their discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive such options or the number of shares for which options will be granted.

Certain Terms and Conditions

       	All grants of options under the Plan must be evidenced by an Option Agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Committee (or the Board) shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted.

        The price per share for discretionary grants may be any price determined by the Committee (or the Board); provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock on the date of grant. For purposes of the Plan, and for so long as the Company's Common Stock is listed on the Nasdaq National Market System, the term "fair market value" means the closing price of the Common Stock as reported on the Nasdaq National Market System on the business day immediately preceding the date of grant, unless the Committee shall determine otherwise in a fair and uniform manner. The closing price per share of Common Stock on April 11, 1997 as reported on the Nasdaq National Market System was $8.63. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

       	Already owned shares of Common Stock may be used to pay the exercise price of an option in a single transaction or by "pyramiding" already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option. In addition, the amended Plan allows other forms of cashless exercise procedures approved by the Committee or the Board.

	       Generally, options granted under the Plan are not assignable or transferable, other than by will or by the laws of descent and distribution or with the prior consent of the Committee or the Board. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee or the Board at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any option may be exercised.

       	Each Option Agreement shall set forth when the unexercised portion of any option granted under the Plan shall be terminated. To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

        The Plan will expire on December 31, 2004, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend the Plan or any option at any time, provided that such amendment may not substantially impair the rights of an optionee under an outstanding option without the optionee's consent. Any such amendment shall be subject to shareholder approval if necessary under any federal law or state law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded.

Federal Income Tax Consequences

       	The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

       	Nonqualified Stock Options. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

       	If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

        Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

	       If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference
        (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

       	In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code
        (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

       	The amount by which the fair market value of the shares of Common
        Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

       	Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxes solely under the rules applicable to nonqualified stock options.

       	An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding period, of shares acquired upon exercise.
        In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

       	Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

Vote Required and Recommendation

       	The affirmative vote of a majority of the votes of Common Stock cast by Shareholders in person or by proxy at the Annual Meeting will be required for approval of the amended and restated Plan described above.

       	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION PLAN.


RELATIONSHIP WITH INDEPENDENT AUDITORS

       	The firm of Ernst & Young LLP, independent auditors, served as the Company's independent auditors for the fiscal year ended December 31, 1996. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.


OTHER BUSINESS

       	The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


INFORMATION CONCERNING SHAREHOLDER PROPOSALS

       	Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than December 29, 1997.


	By Order Of The Board Of Directors



	Bobby Tesney
	President and Chief Executive Officer

 Pelham, Alabama
 April 28, 1997





Appendix A
        _______________________________________

WINSLOEW FURNITURE, INC.
1994 STOCK OPTION PLAN
(As Amended and Restated Effective January 23, 1997)
	_______________________________________
	1.	Purpose.  The purpose of this Plan is to advance the interests of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide ^ services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

	2.	Definitions.  As used herein, the following terms shall have the meaning indicated:
		(a)	"Board" shall mean the Board of Directors of the Company.
  (b) "Committee" shall mean the committee appointed by the
      Board pursuant to Section 13(a) hereof^.
		(c)	"Common Stock" shall mean the Company's Common Stock,
      par value $.01 per share.
		(d)	"Director" shall mean a member of the Board.
	^(e)	"Fair Market Value" of a Share on any date of reference
      shall mean the "Closing Price" (as defined below) of the
      Common Stock on the business day immediately preceding
      such date, unless the Committee in its sole discretion
      shall determine otherwise in a fair and uniform manner.
      For the purpose of determining Fair Market Value, the
      "Closing Price" of the Common Stock on any business
      day shall be (i) if the Common Stock is listed or
      admitted for trading on any United States national
      securities exchange, or if actual transactions are
      otherwise reported on a consolidated transaction
      reporting system, the last reported sale price of
      Common Stock on such exchange or reporting system, as
      reported in any newspaper of general circulation, (ii)
      if the Common Stock is quoted on the National
      Association of Securities Dealers Automated Quotations
      System ("NASDAQ"), or any similar system of automated
      dissemination of quotations of securities prices in
      common use, the last reported sale price of Common
      Stock on such system or, if sales prices are not
      reported, the mean between the closing high bid and
      low asked quotations for such day of Common Stock on
      such system, as reported in any newspaper of general
      circulation or (iii) if neither clause (i) or (ii) is
      applicable, the mean between the high bid and low asked
      quotations for the Common Stock as reported by the
      National Quotation Bureau, Incorporated if at least
      two securities dealers have inserted both bid and asked
      quotations for Common Stock on at least five of the
      ten preceding days.  If neither (i), (ii), or (iii)
      above is applicable, then Fair Market Value shall be
      determined in good faith by the Committee or the Board
      in a fair and uniform manner.
		(f)	"Incentive Stock Option" shall mean an incentive stock
      option as defined in Section 422 of the Internal Revenue
      Code.
		(g)	"Internal Revenue Code" shall mean the Internal Revenue
      Code of 1986, as amended from time to time.
  (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.
		(i)	"Officer" shall mean the Company's Chairman of the
      Board, President, Chief Executive Officer, principal
      financial officer, principal accounting officer, any
      vice-president of the Company in charge of a principal
      business unit, division or function (such as sales,
      administration or finance), any other officer who
      performs a policy-making function, or any other person
      who performs similar policy-making functions for the
      Company.  Officers of Subsidiaries shall be deemed
      Officers of the Company if they perform such policy-
      making functions for the Company.  As used in this
      paragraph, the phrase "policy-making function" does
      not include policy-making functions that are not
      significant.  If pursuant to Item 401(b) of Regulation
      S-K (17 C.F.R.  229.401(b)) the Company identifies a
      person as an "executive officer," the person so
      identified shall be deemed an "Officer" even though
      such person may not otherwise be an "Officer" pursuant
      to the foregoing provisions of this paragraph.
		(j)	"Option" (when capitalized) shall mean any option
      granted under this Plan.
		(k)	"Optionee" shall mean a person to whom a stock option
      is granted under this Plan or any person who succeeds
      to the rights of such person under this Plan by reason
      of the death of such person.
		(l)	"Outside Director" shall mean a member of the Board
      who qualifies as an "outside director" under Section
      162(m) of the Internal Revenue Code and the regulations
      thereunder and as a "Non-Employee Director" under Rule
      16b-3 promulgated under the Securities Exchange Act.
		(m)	"Plan" shall mean this 1994 Stock Option Plan for the
      Company.
		(n)	"Securities Exchange Act" shall mean the Securities
      Exchange Act of 1934, as amended from time to time.
		(o)^"Share" shall mean a share of Common Stock.
		(p)	"Subsidiary" shall mean any corporation (other than
      the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

	3.	Shares Available for Option Grants.  The Committee or the
    Board may grant to Optionees from time to time Options to purchase an aggregate of up to One Million Five Hundred
    Thousand (1,500,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

	4.	Incentive and Non-Qualified Options.
		(a)	An Option granted hereunder shall be either an
      Incentive Stock Option or a Non-Qualified Stock
      Option as determined by the Committee or the Board
      at the time of grant of such Option and shall clearly
      state whether it is an Incentive Stock Option or a
      Non-Qualified Stock Option.  All Incentive Stock
      Options shall be granted within 10 years from the
      effective date of this Plan.  Incentive Stock Options
      may not be granted to any person who is not an employee
      of the Company or any Subsidiary.
		(b)	Options otherwise qualifying as Incentive Stock Options
      hereunder will not be treated as Incentive Stock
      Options to the extent that the aggregate fair market
      value (determined at the time the Option is granted)
      of the Shares, with respect to which Options meeting
      the requirements of Section 422(b) of the Internal
      Revenue Code ^ are exercisable for the first time by
      any individual during any calendar year (under all
      plans of the Company and its parent and subsidiary
      corporations ^ as defined in Section 424 of the
      Internal Revenue Code), exceeds $100,000.
 5.	Conditions for Grant of Options.
		(a)	Each Option shall be evidenced by an option agreement
      that may contain any term deemed necessary or desirable
      by the Committee or the Board, provided such terms are
      not inconsistent with this Plan or any applicable law.
      optionees shall be (i) those persons selected by the
      Committee or the Board from the class of all regular
      employees of , or persons who provide consulting or
      other services as independent contractors to, the
      Company or its Subsidiaries, including Directors and
      Officers who are regular employees, and (ii) ^
      Directors or Officers who are not employees of the
      Company ^ or of any Subsidiaries.  Any person who files
      with the Committee or the Board, in a form satisfactory
      to the Committee or the Board, a written waiver of
      eligibility to receive any Option under this Plan shall
      not be eligible to receive any Option under this Plan
      for the duration of such waiver.
		(b)	In granting Options, the Committee or the Board shall
      take into consideration the contribution the person has
      made to the success of the Company or its Subsidiaries
      and such other factors as the Committee or the Board
      shall determine.  The Committee or the Board shall also
      have the authority to consult with and receive
      recommendations from officers and other personnel of
      the Company and its Subsidiaries with regard to these
      matters.  The Committee or the Board may from time to
      time in granting Options under the Plan prescribe such
      other terms and conditions concerning such Options as
      it deems appropriate, including, without limitation,
      (i) prescribing the date or dates on which the Option
      becomes exercisable, (ii) providing that the Option
      rights accrue or become exercisable in installments
      over a period of years, or upon the attainment of
      stated goals or both, or (iii) relating an Option to
      the continued employment of the Optionee for a
      specified period of time, provided that such terms and
      conditions are not more favorable to an Optionee than
      those expressly permitted herein.
		(c)	The Options granted to employees under this Plan shall
      be in addition to regular salaries, pension, life
      insurance or other benefits related to their employment
      with the Company or its Subsidiaries.  Neither the Plan
      nor any Option granted under the Plan shall confer upon
      any person any right to employment or continuance of
      employment by the Company or its Subsidiaries.
		(d)	Notwithstanding any other provision of this Plan, an
      Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal
      Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.
 (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one ^
      Optionee may not exceed ^ 450,000, subject to adjustment as provided in Section 10 hereof.

 6.	Option Price.  The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

	7.	Exercise of Options.  An Option shall be deemed exercised when
    (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole
    discretion have been made for the Optionee's payment to the
    Company of the amount that is necessary for the Company or
    Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.
    Unless further limited by the Committee or the Board in any
    Option, and subject to such guidelines as the Committee or the
    Board may establish, the option price of any Shares purchased shall be paid (1) in cash, (2) by certified or official bank check, (3) by money order, (4) with Shares, (5) by the
    withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the
    Committee or the Board , or (6) in such other consideration as the Committee or the Board deems appropriate, or by a
    combination of the above^.  The Committee or the Board in its sole discretion may accept a personal check in full or
    partial payment of any Shares.  If the exercise price is paid in whole or in part with Shares,  or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market
    Value on the date the Option is exercised.  The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise.  If the exercise price is paid in whole or part
    with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the
    Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require.
    No Optionee shall be deemed to be a holder of any Shares
    subject to an Option unless and until a stock certificate
    or certificates for such Shares are issued to such person(s)
    under the terms of this Plan.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock
    certificate is issued, except as expressly provided in Section
    10 hereof.
	8.	Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.
(a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date ^ on which the Option is granted.
(b) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

	9.	Termination of Option Period.  The ^ unexercised portion of any
    Option shall automatically and without notice terminate and become null and void at ^ those times determined by the
    Committee or the Board and set forth in the option agreement that evident the Option.
10. ^ Adjustment of Shares.
		  If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in
    such event:	(i)	appropriate adjustment shall be made in the
    maximum number of Shares available for grant
    under the Plan, or available for grant to any
    person under the Plan, so that the same
    percentage of the Company's issued and
    outstanding Shares shall continue to be subject
    to being so optioned; and	(ii)	appropriate adjustment shall be
    made in the number of Shares and the exercise price per
    Share thereof then subject to any outstanding
    Option, so that the same percentage of the
    Company's issued and outstanding Shares shall
    remain subject to purchase at the same
    aggregate exercise price.
(b)	Unless otherwise provided in any Option, the Committee
    or the Board may change the terms of Options
    outstanding under this Plan, with respect to the option
    price or the number of Shares subject to the Options,
    or both, when, in the Committee's or Board's sole
    discretion, such adjustments become appropriate ^ so as
    to preserve but not increase benefits under the Plan.
(c)	Except as otherwise expressly provided herein, the
    issuance by the Company of shares of its capital stock
    of any class, or securities convertible into shares of
    capital stock of any class, either in connection with
    a direct sale or upon the exercise of rights or
    warrants to subscribe therefor, or upon conversion of
    shares or obligations of the Company convertible
    into such shares or other securities, shall not affect,
    and no adjustment by reason thereof shall be made to,
    the number of or exercise price for Shares then subject
    to outstanding Options granted under the Plan.
(d)	Without limiting the generality of the foregoing, the
    existence of outstanding Options granted under the Plan
    shall not affect in any manner the right or power of the
    Company to make, authorize or consummate (i) any or all
    adjustments, recapitalizations, reorganizations or other
    changes in the Company's capital structure or its
    business; (ii) any merger or consolidation of the
    Company; (iii) any issue by the Company of debt
    securities, or preferred or preference stock that
    would rank above the Shares subject to outstanding
    Options; (iv) the dissolution or liquidation of the
    Company; (v) any sale, transfer or assignment of all
    or any part of the assets or business of the Company;
    or (vi) any other corporate act or proceeding, whether
    of a similar character or otherwise.
	11.		Transferability of Options and Shares.
		^(a)		No Incentive Stock Option, and unless the prior
        written consent of the Committee or the Board
        is obtained and the transaction does not violate
        the requirements of Rule 16b-3 promulgated under
        the Securities Exchange Act^ no Non-Qualified
        Stock Option, shall be subject to alienation,
        assignment, pledge, charge or other transfer
        other than by the Optionee by will or the laws
        of descent and distribution, and any attempt
        to make any such prohibited transfer shall be
        void.  Each Option shall be exercisable during
        the Optionee's lifetime only by the Optionee,
        or in the case of a Non-Qualified Stock Option
        that has been assigned or transferred with
        the prior written consent of the Committee or
        the Board, only by the permitted assignee.
		(b) ^	Unless the ^ prior written consent of the Committee
        or the Board is obtained and the transaction does not
        violate the requirements of Rule 16b-3 promulgated
        under the Securities Exchange Act, no Shares acquired
        by an Officer or Director pursuant to the exercise of
        an Option may be sold, assigned, pledged or otherwise
        transferred prior to the expiration of the six-month
        period following the date on which the Option was
        granted.
	12.	Issuance of Shares.
		(a)	  Notwithstanding any other provision of this Plan, the
        Company shall not be obligated to issue any Shares
        unless it is advised by counsel of its selection that
        it may do so without violation of the applicable
        Federal and State laws pertaining to the issuance of
        securities, and may require any stock so issued to bear
        a legend, may give its transfer agent instructions, and
        may take such other steps, as in its judgment are
        reasonably required to prevent any such violation.
		(b)  	As a condition to any sale or issuance of Shares upon
        exercise of any Option, the Committee or the Board may
        require such agreements or undertakings as the
        Committee or the Board may deem necessary or advisable
        to facilitate compliance with any applicable law or
        regulation including, but not limited to, the following:
			     (i)	a representation and warranty by the Optionee
        to the Company, at the time any Option is
        exercised, that he is acquiring the Shares to
        be issued to him for investment and not with a
        view to, or for sale in connection with, the
        distribution of any such Shares; and
        (ii)    a representation, warranty and/or agreement to
        be bound by any legends endorsed upon the
        certificate(s) for such Shares that are, in
        the opinion of the Committee or the Board,
        necessary or appropriate to facilitate
        compliance with the provisions of any
        securities laws deemed by the Committee or the
        Board to be applicable to the issuance and
        transfer of such Shares.
	13.	Administration of the Plan.
		(a)	 The Plan shall be administered by a committee appointed
       by the Board (the "Committee") which shall be composed
       of two or more Directors all of whom shall be ^ Outside
       Directors.  The membership of the Committee shall be
       constituted so as to comply at all times with the
       applicable requirements of Rule 16b-3 promulgated under
       the Securities Exchange Act and Section 162(m) of the
       Internal Revenue Code.  The Committee shall serve at
       the pleasure of the Board and shall have the powers
       designated herein and such other powers as the Board
       may from time to time confer upon it.
		(b)	 The Board may grant Options pursuant to this Plan to
       Directors who are not employees of the Company or any
       Subsidiary and/or other persons to whom Options may be
       granted under Section 5(a) hereof.
		(c)	 The ^ Committee or the Board, from time to time, may
       adopt rules and regulations for carrying out the
       purposes of the Plan.  The ^ determinations ^ by the
       Committee or the Board, and the interpretation and
       construction of any provision of the Plan or any
       Option by the Committee or the Board, shall be final
       and conclusive.
		(d)	 Any and all decisions or determinations of the
       Committee shall be made either (i) by a majority vote
       of the members of the Committee at a meeting or (ii)
       without a meeting by the unanimous written approval of
       the members of the Committee.
	^ 14.	Withholding or Deduction for Taxes.  If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.
	15.	Interpretation.
		(a)	 As it is the intent of the Company that the Plan comply
       in all respects with Rule 16b-3 promulgated under the
       Securities Exchange Act ("Rule16b-3"), any ambiguities
       or inconsistencies in construction of the Plan shall
       be interpreted to give effect to such intention, and
       if any provision of the Plan is found not to be in
       compliance with Rule 16b-3, such provision shall be
       deemed null and void to the extent required to permit
       the Plan to comply with Rule 16b-3.  The Committee or
       the Board may from time to time adopt rules and
       regulations under, and amend, the Plan in furtherance
       of the intent of the foregoing.
		(b)	 The Plan shall be administered and interpreted so that
       all Incentive Stock Options granted under the Plan
       will qualify as Incentive Stock Options under section
       422 of the Internal Revenue Code.  If any provision of
       the Plan should be held invalid for the granting of
       Incentive Stock Options or illegal for any reason,
       such determination shall not affect the remaining
       provisions hereof, but instead the Plan shall be
       construed and enforced as if such provision had never
       been included in the Plan.
		(c)	 This Plan shall be governed by the laws of the State
       of Florida.
		(d)	 Headings contained in this Plan are for convenience
       only and shall in no manner be construed as part of
       this Plan.	Any reference to the masculine, feminine, or neuter gender
       shall be a reference to such other gender as is appropriate.
	16.	Amendment and Discontinuation of the Plan.  The Committee or the
     Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, ^ any amendment to the
     Plan shall be subject to the approval of the Company's
     shareholders if such shareholder approval is required by any federal or state law or regulation (including, without
     limitation, Rule 16b-3 or to comply with Section 162(m) of the
     Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or traded.  Except to the extent provided in ^
     Sections 9 and 10 hereof, no ^ amendment, suspension or
     termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.
 17. Effective Date and Termination Date.  The effective date of the
     Plan is October 19, 1994, the date on which the Board ^ adopted this Plan, and the Plan shall terminate on ^ October 19, 2004.



COMMON STOCK PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS


WINSLOEW FURNITURE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       	The undersigned holder of shares of Common Stock of WINSLOEW FURNITURE, INC., a Florida corporation (the "Company"), hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, with full power of substitution, to act for the undersigned and to vote, as designated below, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2699 South Bayshore Drive, Miami, Florida 33133 at 9:00 A.M., local time, on Wednesday June 11, 1997, and at all adjournments and postponements thereof.

	The Board of Directors recommends a vote FOR each proposal.

1.	ELECTION OF DIRECTORS.

Election of:		          Peter C. Brockway
                        Henry C. Cheek
                        M. Miller Gorrie


VOTE FOR all nominees listed above, except that vote is withheld with respect to each nominee, if any, whose name is marked through above.


VOTE WITHHELD with respect to all nominees listed above.

2. VOTE FOR the approval of the adoption of the Company's Amended and Restated 1994 Stock Option Plan.

3.	     The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.









(see reverse side)
(continued from other side)


       	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1. ABOVE.

       	The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting and related Proxy Statement, and (ii) the Company's 1996 Annual Report to Shareholders.


                            Dated:_________________________________, 1997



                            ---------------------------------
                            (Signature)


                            ---------------------------------
                            (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



	       PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED
        IN THE UNITED STATES.